Exhibit 99.2

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. PROVIDES UPDATE TO CARDIOLOGISTS OF LUBBOCK ACQUISITION

Bethesda, MD – June 27, 2017 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today provides an update to its previously announced Cardiologists of Lubbock acquisition.

Cardiologists of Lubbock – Lubbock, Texas

On June 5, 2017, the Company announced that it had entered into a purchase contract to purchase a 27,280 square-foot cardiac clinic (the “Cardiac Clinic”) located in Lubbock, Texas and that the Company was going to enter into a new, 12-year, triple-net lease with the Lubbock Heart Hospital. Rent payments under such lease were expected to be guaranteed by Surgery Partners, Inc., which manages the Cardiac Clinic through a joint venture agreement. Since the announcement of the acquisition of the Cardiac Clinic, Surgery Partners, Inc. has informed that Company that, due to legal restrictions on the percentage of lease payments it may guarantee, it was only going to be guaranteeing approximately 52% of the rent payments (which represents Surgery Partners, Inc.’s percentage ownership of the Cardiac Clinic prior to its sale to the Company).

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company’s strategy is to produce increasing, reliable rental revenue by expanding its portfolio, and leasing its healthcare facilities to market-leading operators under long-term triple-net leases. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding expected financial performance or other financial items; any statements concerning our plans, strategies, objectives and expectations for future operations and our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from estimates, stated expectations or projections contained in the Company’s forward-looking statements are set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as amended by Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the United States Securities and Exchange Commission on March 27, 2017 and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the United States Securities and Exchange Commission, including that the Company may not be successful in completing the Lubbock acquisition in a timely fashion or at all, the Company may not be able to obtain the rent guarantee from Surgery Partners, Inc. at the current anticipated level or at all. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:	INVESTOR RELATIONS:
-OR-
Global Medical REIT Inc.	The Equity Group Inc.
Danica Holley	Jeremy Hellman
Chief Operating Officer	Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com	(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com

2